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                                                                   EXHIBIT 23(d)
                                                                   -------------

                                                              September 14, 1995

Board of Directors
First Chicago Corporation
One First National Plaza
Chicago, Illinois 60670

Gentlemen:

We hereby consent to the references to our firm and to the inclusion of our firm to be dated the date of the Joint Proxy Statement/Prospectus of NBD Bancorp, Inc. and First Chicago Corporation in the Registration Statement on Form S-4 of NBD Bancorp, Inc., of which the Joint Proxy Statement/Prospectus is to be a part, filed with the Securities and Exchange Commission on September 14, 1995. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                LAZARD FRERES & CO. LLC

                                                By: /s/ Kendrick R. Wilson, III
                                                    ---------------------------
                                                      Managing Director